UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 22, 2014

Heritage Oaks Bancorp
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-25020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

1222 Vine Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 369-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 29, 2014, the Company entered into an Exchange Agreement with Castle Creek Capital Partners IV, LP (“Castle Creek”).  Pursuant to the terms of the Exchange Agreement (the “Exchange Agreement”), Castle Creek would exchange 1,189,538 shares of the Company’s Series C Convertible Perpetual Preferred Stock having a liquidation preference of $3.25 per share (“Preferred Stock”) for shares of the Company’s common stock, no par value (“ Common Stock”), on a one-for-one exchange ratio basis.

On December 22, 2014, Castle Creek and the Company entered into a First Amendment to Exchange Agreement (“Amended Agreement”) to allow for an initial exchange of Preferred Stock whereby Castle Creek would exchange 840,841 shares of Preferred Stock for 840,841 shares of Common Stock which would result in Castle Creek beneficially owning no more than 9.99% of the Company’s outstanding shares of Common Stock (“Initial Closing”). The Initial Closing took place on December 24, 2014.

The Exchange Agreement was also amended to allow for a subsequent closing for the exchange of the remaining 348,697 shares of Preferred Stock at a mutually agreed upon date (“Subsequent Closing”) on or before March 31, 2015.

The Exchange Agreement and the Amended Agreement are collectively referred to herein as the “Agreement”.

The Subsequent Closing is subject to (i) Castle Creek having received a non-control determination with respect to the Company from the Board of Governors of the Federal Reserve System (or the Federal Reserve Bank of San Francisco) and the California Department of Business Oversight, Division of Financial Institutions, (ii) the receipt of any approvals, non-objections or authorizations of all governmental entities required for the consummation of the transactions contemplated by the Agreement, (iii) no provision of law and no judgment, injunction, order or decree of any governmental entity shall prohibit consummation of the transactions contemplated by the Agreement, and (iv) the satisfaction or waiver of certain other customary closing conditions (“Subsequent Closing”).

The foregoing descriptions of the Exchange Agreement and Amended Agreement are not complete and are qualified in their entirety by reference to the full text of the Exchange Agreement, a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on October 31, 2014, and the Amended Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

10.1 First Amendment to Exchange Agreement dated December 22, 2014.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this notice to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2014

Heritage Oaks Bancorp

By:	/s/Lonny D. Robinson
Lonny D. Robinson
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to Exchange Agreement dated December 22, 2014.